Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

DATE: February 24, 2015

XENIA HOTELS & RESORTS ANNOUNCES PRELIMINARY FULL YEAR 2014 RESULTS

AND REAFFIRMS 2015 GUIDANCE

Orlando, FL – February 24, 2015 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced preliminary pro forma unaudited results for its full year ended December 31, 2014 following the successful spin-off from its former parent, Inland American Real Estate Trust, Inc. (“Inland American”), which occurred on February 3, 2015. Xenia expects to report its full results and file its form 10-K on or before March 31, 2015, consistent with its status as a non-accelerated filer. The Company also reaffirmed its outlook for 2015.

Xenia expects the following results:

	Pro Forma Xenia Portfolio
	For the twelve months ended December 31, 2014	For the twelve months ended December 31, 2013
	($’s in thousands)
	(unaudited)

Number of Hotels	46	46

Revenues	$919,032	$861,075

RevPAR	$135.76	$127.29

Adjusted EBITDA	$254,845	$233,855

Adjusted FFO	$201,054	$182,305

Total pro forma revenues for the twelve months ended December 31, 2014 are expected to increase $58.0 million, or 6.7%, from the prior year. RevPAR for the twelve months ended December 31, 2014 is expected to increase 6.7% from the prior year. Adjusted EBITDA is expected to increase 9.0% to $254.8 million from the prior year.

Xenia Hotels & Resorts

Xenia’s full year 2014 results were negatively impacted by the August 2014 earthquake in Northern California, which resulted in damage at two of the Company’s hotels, the Marriott Napa Valley Hotel & Spa and the Andaz Napa. The Marriott sustained limited damage and fully re-opened in October 2014. The Andaz partially re-opened in December 2014 with all rooms available for occupancy by the end of January 2015. As a result, Adjusted EBITDA is expected to be impacted between $4 million and $5 million. Excluding these two properties from 2013 and 2014 results, RevPAR for the 44 remaining properties in Xenia’s portfolio is expected to increase by 7.7% on a same-store basis. Including the estimated lost EBITDA from these two hotels, which the Company expects to recover through business interruption insurance in 2015, the expected Adjusted EBITDA increase in 2014 for the 46 hotel portfolio would have ranged from 10.7% to 11.1%.

Xenia’s outlook for 2015, which remains unchanged from its outlook announced in January 2015, anticipates RevPAR growth of 5.0% to 7.5%, Adjusted EBITDA of $275 million to $295 million, and Adjusted FFO of $212 million to $232 million. In addition, the Company anticipates total capital expenditures in 2015 of approximately $50 million to $60 million. The Company’s outlook for 2015 incorporates all expected renovation disruption, assumes no acquisitions or dispositions, and includes the completion of its two development properties, which are both anticipated in the second half of the year.

Statement Regarding Unaudited Financial Information

Our combined consolidated audited financial statements for the twelve months ending December 31, 2014 are not yet available. Accordingly, the financial results we present above are preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review and annual audit of our combined consolidated financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements for the 2014 fiscal year when they are completed and publicly disclosed. These preliminary results may change and those changes may be material. Our expectations with respect to our unaudited results for the period discussed above are solely based upon management estimates based on currently available information and are the responsibility of management. Our independent registered public accounting firm has not completed its year-end audit and, accordingly, does not express an opinion or any other form of assurance about them.

Basis of Presentation – Pro Forma Financial Information

Unless otherwise indicated or the context otherwise requires, the financial information included in this press release (i) reflects the business and operations of Xenia after the consummation of certain reorganization transactions and immediately following the completion of the separation of Xenia from Inland American, when it owned 46 hotels and a majority interest in two hotels under development; (ii) excludes 52 suburban select service hotels, which were sold by Inland American on November 17, 2014 to unaffiliated third party purchasers; (iii) excludes one hotel sold on May 30, 2014, one hotel sold on August 28, 2014 and one hotel sold on December 31, 2014; (iv) with respect to each hotel acquired during 2013 or 2014, gives effect to such acquisition as if such acquisition had been consummated on January 1, 2013; (v) reflects a capital contribution from Inland American of $125.0 million prior to the completion of Xenia’s separation from Inland

Xenia Hotels & Resorts

American; (vi) reflects the repayment of approximately $84.0 million of borrowings outstanding under existing mortgage indebtedness, funded by Inland American; (vii) reflects an additional capital contribution of $16.0 million from Inland American, all of which Xenia intends to use to pay down existing mortgage indebtedness in 2015; (viii) reflects a non-cash capital contribution of $96.0 million to settle Xenia’s allocated share of Inland American’s unsecured credit facility as of December 31, 2014; and (ix) reflects Xenia’s entry into a $400 million unsecured revolving credit facility.

Presentation of Non-GAAP Financial Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release announcing preliminary pro forma full year 2014 results, we have made reference to certain non-GAAP financial measures including “Adjusted EBITDA” and “Adjusted FFO”. These non-GAAP measures have been included as supplemental information. We believe that these measures represent a useful internal measure of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are presented as supplemental information and not as an alternative to any GAAP measurements. Please see below for a reconciliation of net income (loss) to FFO, Adjusted FFO, EBITDA and Adjusted EBITDA.

About Xenia Hotels & Resorts, Inc.

Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. As of December 31, 2014 we owned 46 hotels, comprising 12,636 rooms, across 19 states and the District of Columbia, and had a majority interest in two hotels under development. Our hotels are primarily operated by industry leaders such as Marriott, Hilton, Hyatt, Starwood, Kimpton, Aston, Fairmont and Loews, as well as leading independent management companies, under various nationally recognized brands. For more information on our business, refer to the company website at www.xeniareit.com.

Forward-Looking Statements Disclaimer

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans, guidance or predictions of the future, and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “predict,” “potential,” “continue,” “likely,” “plan,” “seek,” “may,” “will,” “should,” “would” and “could.” Similarly, statements that describe or contain

Xenia Hotels & Resorts

information related to matters such as management’s intent, belief or expectation with respect to the financial performance of the Company and other matters are forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in the Company’s most recent registration statement on Form 10, as filed with the SEC. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as may be required by applicable law. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Contact:

Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 317-6950

For additional information or to receive press releases via email, please visit our website at www. xeniareit.com

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Xenia Hotels & Resorts

Xenia Hotels & Resorts, Inc.

Reconciliation of Pro Forma Net Income to

FFO, Adjusted FFO, EBITDA, and Adjusted EBITDA

	Pro Forma Xenia Portfolio
	For the twelve months ended December 31, 2014	For the twelve months ended December 31, 2013
	($’s in thousands)
	(unaudited)

Net income attributable to Company	$44,360	$14,189
Depreciation and amortization related to investment properties	142,398	139,747
Impairment of investment properties	—	21,041

Funds from operations	$186,758	$174,977

Reconciliation to Adjusted FFO
Loss on extinguishment of debt	113	1,027
Amortization of mark to market debt discounts and premium, net	3,700	3,392
Amortization of share-based compensation	4,671	2,909
Other Expenses (1)	5,812	—

Adjusted FFO	$201,054	$182,305

	Pro Forma Xenia Portfolio
	For the twelve months ended December 31, 2014	For the twelve months ended December 31, 2013
	($’s in thousands)
	(unaudited)

Net income attributable to Company	$44,360	$14,189
Interest expense	51,565	51,899
Income tax expense	5,926	3,043
Depreciation and amortization related to investment properties	142,398	139,747

EBITDA	$244,249	$208,878

Reconciliation to Adjusted EBITDA
Impairment of investment properties	—	21,041
Loss on extinguishment of debt	113	1,027
Amortization of share-based compensation	4,671	2,909
Other Expenses (1)	5,812	—

Adjusted EBITDA	$254,845	$233,855

(1)	For the twelve months ended December 31, 2014, Other Expenses includes non-recurring expenses associated with the transition to a publicly-traded stand-alone company and costs related to lender consents required to effectuate the spin-off from Inland American.